                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             NOODLE KIDOODLE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NOODLE KIDOODLE, INC.
                       6801 JERICHO TURNPIKE -- SUITE 100
                            SYOSSET, NEW YORK 11791
     ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 7, 1998
     ---------------------------------------------------------------------

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Noodle Kidoodle, Inc. (the "Company"), which will be held at The Chase Manhattan Bank, 395 North Service Road, Melville, New York, Media Room, Lower Level, on Tuesday, July 7, 1998 at 3:00 p.m. local time for the following purposes:

     1. to elect three Class 1 Directors, each to serve for a term of three years.

     2. to act upon a proposal to amend the Company's Certificate of Incorporation and the Amended and Restated By-Laws to eliminate stockholder action by written consent.

     3. to act upon a proposal to amend the Company's 1994 Stock Incentive Plan.

     4. to transact such other business as may properly come before the meeting.

     The Board of Directors recommends that you vote FOR the election of all three nominees as Directors; FOR the proposal to amend the Certificate of Incorporation and the Amended and Restated By-Laws, and FOR the proposal to amend the Company's 1994 Stock Incentive Plan.

     The Board of Directors has fixed the close of business on May 15, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Syosset, New York
May 29, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                             NOODLE KIDOODLE, INC.
                       6801 JERICHO TURNPIKE -- SUITE 100
                            SYOSSET, NEW YORK 11791
                    ---------------------------------------

                                PROXY STATEMENT
                                  JULY 7, 1998
                    ---------------------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Noodle Kidoodle, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company which has been scheduled for Tuesday, July 7, 1998 and any adjournment or adjournments thereof. The shares represented by each properly executed proxy solicited by the Board of Directors and received by the Company will be voted as specified by the stockholder on the proxy. If no such specification is made, such shares will be voted (i) FOR the election, as Directors of the Company, of the three nominees named below, (ii) FOR the proposal to amend the Company's Certificate of Incorporation and the Amended and Restated By-Laws to eliminate stockholder action by written consent, (iii) FOR the amendment to the Company's 1994 Stock Incentive Plan, and (iv) in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the meeting. Any such proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy or by voting in person at the meeting (after having notified the Secretary at any time prior to the voting of the proxy).

     This proxy statement and the accompanying form of proxy are being mailed to stockholders of the Company on or about May 29, 1998. The Annual Report of the Company for the fiscal year ended January 31, 1998 is being mailed to stockholders concurrently with this proxy statement. The principal executive offices of the Company are located at 6801 Jericho Turnpike, Suite 100, Syosset, New York 11791

     Following the original mailing of proxy soliciting material, executive and other employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwardings. The cost of soliciting proxies in the enclosed form will be borne by the Company.

                RECORD DATE, VOTING RIGHTS AND VOTING PROCEDURES
     Only holders of record of the Company's Common Stock at the close of business on May 15, 1998 are entitled to receive notice of, and to vote at, the meeting. At the close of business on May 15, 1998, there were outstanding and entitled to vote 7,583,640 shares of Common Stock. Each holder of record of Common Stock on the record date will be entitled to one vote for each share registered in such stockholder's name on each of the matters to come before the meeting.
     The holders of the Company's Common Stock vote as a single class with regard to all matters to be voted upon at the Annual Meeting.

     Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more of the Company's nominees for Director. The Company's By-Laws require the presence of a quorum for the Annual Meeting, defined here as a majority of the shares of the Company's Common Stock issued and outstanding. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached, as will broker non-votes, which are described below.

     Assuming a quorum is present in person or by proxy at the Annual Meeting, stockholders will vote on the following matters: (1) the election of Directors;
(2) approval of the amendment to the Company's Certificate of Incorporation and the Amended and Restated By-Laws to eliminate stockholder action by written consent ("Proposal 2") and approval to amend the Company's 1994 Stock Incentive Plan ("Proposal 3").

     Pursuant to the Company's By-Laws, Directors shall be elected by the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy; this means that a vote withheld from a particular nominee or nominees will have the effect of a vote against such nominee. Approval of Proposal 3 also requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting.

     Abstentions are counted in determining the number of votes present at the meeting; therefore, abstentions will have the effect of a vote against a nominee and a vote against the Proposals.

     Brokers holding shares in street name for beneficial owners must vote those shares according to specific instructions they receive from the owners. Under applicable rules, if specific instructions are not received, however, brokers have the authority to vote the shares in their discretion on certain "routine" matters. Absent specific instructions from the beneficial owner in the case of "non-routine" matters, the brokers may not vote the shares. The election of Directors and the vote on Proposal 3 are considered "routine" matters upon which brokers may vote, in their discretion, absent specific instructions from the beneficial owners of the shares. The vote on Proposal 2 to amend the Company's Certificate of Incorporation and the Amended and Restated By-Laws is considered a "non-routine" matter on which brokers may not vote in their discretion. Broker non-votes on Proposal 2 will have the effect of a vote against the Proposal.

     Pursuant to Delaware General Corporation Law Section 242(b)(1), the amendment of the Company's Certificate of Incorporation and the Amended and Restated By-Laws requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Abstentions will have the effect of a vote against the Proposal.

     At the Annual Meeting, voting will be tabulated by inspectors of election appointed by the Chairman of the Company's Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     As of May 15, 1998, the following persons were known by the Company to own beneficially (as defined under applicable rules of the Securities and Exchange Commission) more than 5% of the Company's Common Stock:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF    PERCENT
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    OF CLASS
              -------------------                 --------------------    --------
Dimensional Fund Advisors.......................        454,500(1)         6.0%
1299 Ocean Avenue -- Suite 650
Santa Monica, California 90401

The TCW Group, Inc..............................        415,700(2)        5.5.%
865 South Figueroa Street
Los Angeles, California 90017

------------------------------------

1. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1998. Such Schedule states that Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor is deemed to have beneficial ownership of 454,500 shares. All of such shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimension Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

2. Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1998. Such Schedule states that The TCW Group, Inc., has shared voting and dispositive power as to 415,700 shares.

MANAGEMENT

     As of May 15, 1998 each Director and nominee for Director of the Company, and the Named Officers (as defined in "Executive Compensation" below) and executive officers, nominees and directors of the Company as a group, beneficially owned (as defined under applicable rules of the Securities and Exchange Commission) shares of the Company's Common Stock as follows:

                                                                         PERCENT OF
                                              AMOUNT AND NATURE OF      CLASS AS OF
                                             BENEFICIAL OWNERSHIP(1)    MAY 15, 1998
                                             -----------------------    ------------
Stanley Greenman...........................          300,696(2)              4.0%
Stewart Katz...............................          294,107(3)              3.9%
Lester Greenman............................          217,000                 3.0%
Robert Stokvis.............................           30,500                   *
Barry W. Ridings...........................           13,000                   *
Joseph A. Madenberg........................           13,000                   *
Robin L. Farkas............................           13,000                   *
Kenneth S. Betuker.........................            9,100                   *
Melvin C. Redman...........................            2,500                   *
All executive officers, nominees and
  directors, as a group (9 persons)........          892,903                11.8%

------------------------------------

* Less than 1%

1. Includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days from May 15, 1998 as follows: Stanley Greenman (37,500), Stewart Katz (37,500), Lester Greenman (12,000), Robert Stokvis (10,500), Barry W. Ridings (13,000), Joseph A. Madenberg (13,000), Robin L. Farkas (13,000), Kenneth S. Betuker (7,500) and Melvin C. Redman (2,500).

2. Includes 18,750 shares owned of record by Ari Greenman, Mr. Greenman's son, with respect to which Mr. Greenman disclaims beneficial ownership.

3. Includes 181,200 shares owned of record and beneficially by Stewart Katz's wife and 37,907 shares owned of record by Bradley and Brian Katz, Mr. Katz's sons, with respect to which Mr. Katz disclaims beneficial ownership.

     Except as noted in the footnotes to the two tables above, to the Company's knowledge, the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

     Management controls, in the aggregate, approximately 11.8% of the outstanding Common Stock of the Company. Management intends to vote its Common Stock in favor of the three nominees for Director set forth below; in favor of the proposal to amend the Certificate of Incorporation and the Amended and Restated By-Laws; and in favor of the proposal to amend the Company's 1994 Stock Incentive Plan.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the fiscal year ended January 31, 1998.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and By-Laws, the number of Directors of the Company is currently set at eight members, classified into three classes, which classes have staggered three year terms. The Board of Directors proposes the election, as Class 1 Directors, of the three nominees listed below. Class 1 Directors elected at the Annual Meeting will serve until the 2001 Annual Meeting, and until their successors have been elected and qualified.

     The terms of office of the Class 2 Directors and Class 3 Directors currently serving on the Board will continue until the 1999 and 2000 Annual Meetings respectively.

     Unless the stockholder specifies in the proxy that authority to vote is withheld, proxies will be voted for all of the nominees named below. In the event any nominee is unable to or declines to serve as Director at the time of the Annual meeting, proxies that do not withhold authority to vote for all nominees may be voted for any substitute nominee selected by the Board of Directors. The Board has no reason to believe, at this time, that any of the persons named will be unable or unwilling to serve if elected.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES
                                 LISTED BELOW.

     The following table sets forth information about the nominees for election as Directors and about the Directors who will continue in office, including their principal occupations. Information relating to the number of shares of the Company's Common Stock beneficially owned by each current Director and nominees, and by all current Directors and executive officers of the Company as a group, is set forth above under "Security Ownership of Certain Beneficial Owners and Management."

                            NOMINEES FOR ELECTION AS
                 CLASS 1 DIRECTORS TO SERVE UNTIL 2001 MEETING

LESTER GREENMAN(1)                                           DIRECTOR SINCE 1994

     Mr. Greenman, age 43, is presently a consultant in the entertainment software industry. Mr. Greenman served as Senior Vice President of Software Publishing for Marvel Entertainment Group, Inc. from September 1996 to March 1997; Vice President of Legal and Business Affairs of Sony Electronic Publishing Company ("SEPC") from 1993-1996, as Director of Legal and Business Affairs for SEPC from 1992-1993 and as Counsel to SEPC from 1991-1992; as Assistant United States Attorney in the Southern District of New York from 1990 to 1991; and as an associate at the law firm of Gibson, Dunn & Crutcher from 1987 to 1990.

MELVIN C. REDMAN                                   DIRECTOR SINCE APRIL 17, 1997

     Mr. Redman, age 47, is the founder and has served as President of Alliance Consulting, Inc. (management consulting firm) since November 1995, and is the founder and has served as sole proprietor of Redman & Associates (management consulting firm) since September 1995. From 1978 until his retirement in June 1995, he served in a variety of management positions at Wal-Mart Stores, Inc. (mass merchandise retail chain). Mr. Redman's positions at Wal-Mart included the following: Senior Vice President Store Operations in 1995; Senior Vice President and CEO in 1994; Senior Vice President from 1992-1993; and Senior Vice President Store Planning and Operations Systems from 1990 -- 1992.

BARRY W. RIDINGS                                             DIRECTOR SINCE 1994

     Mr. Ridings, age 45, has been a Managing Director of BTAlex.Brown (investment banking and securities brokerage firm) since 1990 and was a Managing Director at Drexel Burnham Lambert from 1986 to 1990. Mr. Ridings is also a member of the boards of directors of New Valley Corporation, Norex Industries, Inc., Sub-Micron Systems, Inc., Telemundo Group, Inc., Transcor Waste Services Corp., Search Capital Group, and The American Stock Exchange.

                 CLASS 2 DIRECTORS TO SERVE UNTIL 1999 MEETING

ROBIN FARKAS                                                 DIRECTOR SINCE 1993

     Mr. Farkas, age 64, is currently a self-employed private investor. From March 1994 to March 1995, Mr. Farkas was director of Dormitory Authority of the state of New York and from 1984 to 1992, he was Chairman of the Board, Chief Executive Officer of Alexanders, Inc. (mass merchandise retail chain).

Mr. Farkas is also a member of the boards of directors of Insignia Financial Group, Inc., and Refac Technology Corp.

STEWART KATZ(1)                                              DIRECTOR SINCE 1973

     Mr. Katz, age 57, has been the President, Chief Operating Officer and Assistant Secretary of the Company since 1977. Mr. Katz has been an employee of the Company since 1970.

ROBERT STOKVIS                                               DIRECTOR SINCE 1991

     Mr. Stokvis, age 50, has been the owner and President of Stokvis Enterprises, Inc. (wholesale automobiles and investments) for more than the past five years. Mr. Stokvis is also the Chairman of the Board of First Choice Copy (electronic printing business) and Chairman of the Board for Red Rose Legal Copy Centers Inc.

                 CLASS 3 DIRECTORS TO SERVE UNTIL 2000 MEETING

STANLEY GREENMAN(1)                                          DIRECTOR SINCE 1976

     Mr. Greenman, age 49, has been Chairman of the Board, Chief Executive Office and Treasurer of the Company since 1990. Mr. Greenman has been an employee of the Company since 1969.

JOSEPH MADENBERG                                             DIRECTOR SINCE 1993

     Mr. Madenberg, age 61, has been the President of Joseph A. Madenberg, Inc. (retail management consulting firm) since 1968. Until his retirement in December 1992, Mr. Madenberg was a Professor of Business Administration at Suffolk County Community College.
------------------------------------
(1) Stanley Greenman and Lester Greenman are brothers. Stewart Katz is the brother-in-law of Stanley Greenman and Lester Greenman.

PROPOSAL 2 -- TO AMEND THE CERTIFICATE OF INCORPORATION AND THE AMENDED AND RESTATED BY-LAWS TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT.

     The Board of Directors proposes to the stockholders that the Company prohibit action by stockholders by written consent.

ABILITY FOR STOCKHOLDERS TO ACT BY WRITTEN CONSENT

     Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting, without prior notice and without a stockholder vote, if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such an action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Currently, the Certificate of Incorporation does not prohibit such action by written consent. Furthermore, Article I, Section 10 of the Amended and Restated Bylaws specifically provides for such stockholder action by written consent. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Amended and Restated Bylaws to provide that actions required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at a meeting duly called and may not be taken by written consent of the stockholders.

ANALYSIS OF PROPOSAL 2

     Under the Company's by-laws, only the directors and designated officers may call a special meeting of stockholders. This provision protects the Company from being forced into a special proxy contest, with its attendant diversion of management time and resources, at the whim of a dissident stockholder prepared to launch such a contest This protection is undermined, however, by the provisions of Delaware law which allows stockholders to take action by written consent unless a company's charter provides otherwise. A solicitation of consents is largely the same as a proxy solicitation, and a hostile consent solicitation can be equally as disruptive to a company as a hostile proxy contest.

     A prohibition of action by the stockholders by written consent would not meaningfully reduce the flexibility of management of the Company in obtaining necessary stockholder approvals. A consent solicitation, including one led by management, must comply with the procedures for SEC filing and review, and the pre-commencement delivery requirements under the federal securities laws essentially mandate the same timetable for a consent solicitation as for a stockholder meeting. The SEC requirements apply even where management has sufficient votes to take action by written consent without the approval of other stockholders. In lieu of a consent solicitation, management has the authority to call a special meeting of stockholders.

     The Board of Directors believes that this Proposal would give all the stockholders of the Company increased opportunity to participate in determining any proposed action and would prevent the holders of a simple majority of the voting power of the Company from using the written consent procedure to take stockholder action without a meeting. The ability of holders of a simple majority of the voting stock of the Company to take action without the opportunity for discussion at a meeting decreases the ability of minority stockholders to have their views considered.

     In addition, the Board of Directors believes that this change to eliminate stockholder action by written consent is desirable to avoid untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of the Company's management and Board of Directors. In the event of a proposed acquisition of the Company the Board of Directors believes that the interests of the stockholders would best be served by a transaction that resulted from negotiations based on careful consideration of the proposed terms.

     As outlined above, this Proposal may have an anti-takeover effect. The Board of Directors, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such effort.

PROPOSED RESOLUTIONS

     In order to implement Proposal 2, the following resolutions have been adopted by the Board of Directors, subject to the approval of the stockholders of the Company:

          "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article TWELFTH, which shall read as follows:

             TWELFTH: Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

          "RESOLVED, that the Amended and Restated Bylaws be amended by replacing Article I, Section 10 in its entirety with the following:

             Section 10. No Stockholders' Action Without Meetings. Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

          "RESOLVED, that the Amended and Restated Bylaws be further amended by deleting the last sentence of Article I, Section 11, which deals with fixing the record date for stockholders entitled to act by written consent without a meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND THE AMENDED AND RESTATED BY-LAWS TO ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT.

PROPOSAL 3 -- TO AMEND THE 1994 STOCK INCENTIVE PLAN.

     In 1994, the Company's Board of Directors adopted and the stockholders approved the Noodle Kidoodle, Inc. 1994 Stock Incentive Plan (the "1994 Plan") to provide officers and other employees of the Company an incentive to enter into and remain in the service of the Company, to enhance the long-term performance of the Company and to acquire a proprietary interest in the success of the Company. The 1994 Plan originally provided for the issuance of up to 500,000 shares of Common Stock pursuant to awards to eligible individuals.

DESCRIPTION OF THE PROPOSED AMENDMENT

     In March 1998, the Board of Directors approved an amendment to the 1994 Plan, subject to stockholder approval, to ensure that a sufficient reserve of Common Stock is available under the 1994 Plan to attract and retain the services of individuals key to the Company's success. The amendment implements an automatic share increase feature pursuant to which the number of shares available for issuance under the 1994 Plan will automatically increase on first trading day of each fiscal year of the Company ("Adjustment Date") beginning with the 1998 fiscal year, by an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year. In no event may the sum of the number of shares subject to then outstanding awards under all of the Company's stock-based incentive plans ("Stock Plans") and the shares then available for future awards under the Stock Plans at the end of an Adjustment Date exceed fifteen percent (15%) of the number of then outstanding shares of Common Stock, together with the shares subject to then outstanding awards under the Stock Plans and the shares then available for future awards under the Stock Plans. Further, in accordance with the Internal Revenue Code's requirements relating to incentive stock options, no more than 1,000,000 shares of Common Stock may be transferred upon the exercise of incentive stock options during the term of the Plan regardless of whether the total number of shares issuable under the Plan may at any time increase beyond that number.

     The Company believes that creating a fixed rate of growth under the 1994 Plan will assist the Company as it makes strategic personnel decisions, since the Company will know the approximate number of additional shares that will become available under the 1994 Plan each year. The Company has at the same time attempted to minimize the dilutive effect of the issuance of shares pursuant to the 1994 Plan on stockholders' percentage of ownership in the Company by adopting only a 2% growth rate for the 1994 Plan. The 15% limitation discussed above further protects stockholders by limiting the number of shares available under the 1994 Plan in relation to the Company's outstanding shares.

     Subject to stockholder approval, the amendment adopted by the Board of Directors in March 1998 also adds restricted stock units as a form of award available under the 1994 Plan. Restricted stock units are intended to give the recipient the economic equivalent of actual restricted shares of stock while postponing the tax consequences. A restricted stock unit is an unsecured promise to transfer an unrestricted share of stock at a specified future maturity date (which can be later than the vesting date of the award at which the right to receive the shares becomes nonforfeitable) selected by the recipient at the time of grant or subsequent thereto. If a grantee's employment terminates for any reason (including death), restricted stock units that have not become nonforfeitable will be forfeited.

     In order to bring the 1994 Plan into conformity with and to take advantage of the new regulations under Section 16 of the Securities Exchange Act of 1934, the amendment also modifies the Plan's provisions relating to the exercise of stock appreciation rights and the withholding of shares upon exercise or settlement of an award to satisfy tax withholding requirements.

     This description of the amendment is qualified by reference to the text, subject to stockholder approval, of the Amended and Restated Noodle Kidoodle, Inc. 1994 Stock Incentive Plan, which is available from the Company by written request and will be attached as an Exhibit to the Company's next periodic filing.

     The following is a summary of the additional key provisions of the 1994
Plan.

GENERAL

     Awards under the 1994 Plan may be made in the form of (i) incentive stock options (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) dividend equivalent rights, (v) restricted stock, (vi) unrestricted stock and (vii) performance shares.

     Awards may be made under the 1994 Plan to such officers, other employees, directors and consultants of the Company and its subsidiaries as the Compensation and Stock Option Committee in its discretion selects, provided that only employees may receive grants of incentive stock options. In fiscal 1998, options were granted to an aggregate of 189 individuals under the 1994 Plan; the group of individuals eligible for grants in future years may be larger or smaller.

ADMINISTRATION

     The 1994 Plan is administered by the Compensation and Stock Option Committee (the "Committee"), which must be composed of not less than three directors. The Committee is authorized to construe, interpret and implement the provisions of the 1994 Plan, to select the persons to whom awards will be granted, and to determine the number of shares of Common Stock covered by such awards and the other terms and provisions of such awards. The determinations of the Committee are made in its sole discretion and are conclusive.

GRANTS UNDER THE 1994 PLAN

     Stock Options. Stock options granted under the 1994 Plan are exercisable during the period fixed by the Committee for each option, provided that no option will be exercisable less than one year after the date of grant except as expressly provided in the 1994 Plan, and no option will be exercisable more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option under the 1994 Plan (the "option exercise price") will be established by the Committee, provided that the per share exercise price of a non-qualified option will be at least 75% of the fair market value of a share of Common Stock on the date of grant and the per share exercise price of an incentive stock option will be at least 100% of the fair market value of a share of Common Stock on the date of grant. The option exercise price is payable in cash, or, with the consent of the Committee, by surrender of Common Stock of the Company acquired prior to the option exercise date having a fair market value on the date of the exercise equal to part or all of the option exercise price. To the extent permitted by law, the Committee may authorize other payment methods. The Committee may provide that, in the event an optionee pays the option exercise price by surrender of shares held at least six months, an additional option will be granted for a number of shares equal to the number surrendered, with an option exercise price equal to fair market value at the date of surrender.

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 1994 Plan. Generally, no stock appreciation right will be exercisable less than one year after the date of the grant nor at a time when any option to which it relates is not exercisable. The grantee of a stock appreciation right will have the right to surrender the stock appreciation right and to receive therefor from the Company an amount equal to the aggregate appreciation (since the date of the grant or over the option exercise price if the stock appreciation right is granted in connection with an option) in the shares of Common Stock in respect of which such stock appreciation right is being exercised. Payment due upon exercise of a stock appreciation right may be in cash, in Common Stock, or partly in cash and partly in Common Stock, as determined by the Committee in its discretion.

     Restricted and Unrestricted Stock. The Committee may grant or sell restricted shares of Common Stock to such eligible individuals, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion. Certificates for the shares of Common Stock covered by the award will remain in the possession of the Company until such shares are free of any restrictions. Subject to the applicable restrictions, the grantee will have the rights of a stockholder with respect to the restricted stock; however, the Committee in its discretion may require that any dividends paid on such shares be held in escrow until all restrictions have lapsed.

     The Committee may grant or sell shares of Common Stock free of restrictions under the 1994 Plan to such eligible individuals, in such amounts, and subject to such terms as the Committee may determine in its discretion. Shares may be granted or sold in respect of past services or other valid consideration.

     Performance Shares. The Committee may grant performance share awards to such eligible individuals, in such amounts, and subject to such terms and conditions as the Committee in its discretion determines. The grantee of such an award will be entitled to receive shares of Common Stock or the cash value thereof, in the Committee's discretion, if specified performance goals are met. The grantee of a performance share award will have the rights of a stockholder only as to those shares for which a certificate has been issued.

     Dividend Equivalent Rights. The Committee may, in its discretion, include in any plan agreement with respect to an award of options, stock appreciation rights or performance shares, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a plan agreement, the Committee will determine whether such payments will be made in cash or in shares of Common Stock, whether they will be conditioned upon the exercise of the award to which they relate, the time at which they will be made, and such other terms and conditions as the Committee deems appropriate.

TERMINATION OF EMPLOYMENT OR SERVICE

     Options and Stock Appreciation Rights. The 1994 Plan provides that unless the Committee otherwise specifies: (i) all options and stock appreciation rights not yet exercised will terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause or death, the grantee's options and/or stock appreciation rights generally will be exercisable for 30 days after termination to the extent exercisable on the date of termination, but not after the expiration date of the award; and (iii) if a grantee dies while in the Company's employ or service or during the 30 day period provided in clause (ii) above, such grantee's options and/or stock appreciation rights will, to the extent exercisable on the date of death, generally be exercisable for one year after the date of death, but not after the expiration date of the award.

     Restricted Stock. If a grantee's employment or service terminates for any reason, the Company will have the right to require forfeiture of restricted shares in exchange for any amount paid by the grantee for such shares. The Company will also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

     Performance Shares. Except as otherwise determined by the Committee, rights under a performance share award will terminate upon a grantee's termination of employment or service for any reason (including death).

CHANGE IN CONTROL

     The Committee may determine that all outstanding options under the 1994 Plan will become fully vested and immediately exercisable in the event that (i) any person or group acquires 25% or more of the Company's outstanding voting stock or (ii) there is a change in the membership of the Board of Directors such that directors who constitute the Board of Directors on April 26, 1994 or directors nominated or elected by more than two-thirds (2/3) of such directors or their successors similarly nominated or elected no longer constitute a majority of the members of the Board of Directors. The Committee or the Board of Directors may determine that, in connection with any proposed sale of all or substantially all of the property and assets of the Company or a consolidation or merger of the Company in which the Company is not the surviving corporation, the Company will give written notice to the holder of any option that the option may be exercised either in whole or in part notwithstanding the vesting schedule of the option during the 30 days following the date of notice, and that all unexercised options will terminate at the end of such 30 days, provided that the proposed transaction occurs within six months of the date of notice. If the proposed transaction is not consummated within six months after the date of notice, unexercised options will not be affected by the notice except that the option will not be exercisable between end of the 30-day period described above and the end of the six-month period described above.

MISCELLANEOUS FEATURES OF THE 1994 PLAN

     The Committee may amend any outstanding award, including, without limitation, by amendment which would accelerate the time or times at which the award may be exercised or extend the scheduled expiration date of the award. The Board of Directors may, without stockholder approval, suspend, discontinue, revise or amend the 1994 Plan at any time or from time to time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary to comply with Section 422 of the Code (relating to the grant of incentive stock options) and other applicable law. Unless sooner terminated by the Board of Directors, the provisions of the 1994 Plan respecting the grant of incentive stock options will terminate on the tenth anniversary of the adoption of the 1994 Plan by the Board. All awards made under the 1994 Plan prior to its termination will remain in effect until such awards have been satisfied or terminated.

FEDERAL INCOME TAX CONSEQUENCES OF 1994 PLAN AWARDS

     The following brief description of the tax consequences of awards under the 1994 Plan is based on present Federal tax laws, and does not purport to be a complete description of the Federal tax consequences of the 1994 Plan.

     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of an option. On exercise of an incentive stock option, the optionee will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

     The grant of a stock appreciation right, restricted stock unit or performance share award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. An award of restricted shares of Common Stock will not result in income for the grantee or in a tax deduction for the Company until such time as the shares are no longer subject to forfeiture unless the grantee elects otherwise. At that time, the grantee generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount. Dividends paid on forfeitable restricted shares are treated as compensation for Federal tax purposes. A grant of unrestricted shares of Common Stock will result in income for the grantee, and a tax deduction for the Company, generally equal to the fair market value of such shares less any amount paid for them.

     As discussed above, Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that the compensation exceeds $1 million, unless the compensation qualifies as "performance-based compensation." The Company believes that compensation recognized upon the exercise of stock options will generally satisfy the requirements of Section 162(m). However, because other awards under the 1994 Plan will generally not meet the requirements of
Section 162(m), the deduction attributable to any compensation realized under any such awards to the covered officers may be limited.

NEW PLAN BENEFITS

     The following table sets forth grants of non-qualified stock options awarded under the 1994 Plan during the fiscal year ended 1/31/98 and, to date, in the fiscal year ending 1/30/99. The Company does not know what additional grants, if any, will be made during the fiscal year ending 1/30/99, or in future years.

                                                FISCAL YEAR ENDING                FISCAL YEAR ENDED
                                                     01/31/98                         01/30/99
                                           -----------------------------    -----------------------------
       NAME OF INDIVIDUAL OR GROUP         # OF OPTIONS     OPTION PRICE    # OF OPTIONS     OPTION PRICE
       ---------------------------         -------------    ------------    -------------    ------------
Stanley Greenman.........................     60,000           $3.50
Chairman of the Board Chief Executive
Officer and Treasurer

Stewart Katz.............................     60,000           $3.50
President, Chief Operating Officer and
Assistant Secretary

Kenneth S. Betuker.......................      5,000           $3.50
Vice President -- Chief Financial Officer
and Secretary

Non-Executive Director Group.............          0

Non-Executive Officer Employee Group.....     97,000                (1)        20,000                (2)
(186 persons in fiscal 1998 and 19
persons in fiscal 1999)

------------------------------------
(1) Option prices for shares issued in fiscal 1998 are as follows: 23,000 options at $3.0625; 35,000 options at $3.50; 29,000 options at $3.00; and
    10,000 options at $4.4375.

(2) Option prices for shares issued in fiscal 1999 are as follows: 7,000 options at $5.00; 9,000 options at $6.25; and 4,000 options at $x.xx.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN.

       BOARD OF DIRECTORS COMMITTEES, MEETINGS AND DIRECTOR COMPENSATION

     Executive Committee: The Executive Committee is currently comprised of Stanley Greenman, Stewart Katz and Joseph Madenberg. The Executive Committee meets between Board meetings when necessary and has the authority to act, within limits set by the Board of Directors, on behalf of the Board of Directors in connection with substantially all operating matters. The Executive Committee did not hold any meetings during the fiscal year ended January 31, 1998.

     Audit Committee: The Audit Committee is currently comprised of Robin Farkas, Barry Ridings, and Robert Stokvis. The Audit Committee meets with the Company's independent auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of the annual audit and other services before being undertaken by the Company's independent auditors, and reviews the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee communicates any findings or recommendations to the Board. The Audit Committee held 3 meetings during the fiscal year ended January 31, 1998.

     Compensation and Stock Option Committee: The Compensation and Stock Option Committee is currently comprised of Robin Farkas, Joseph Madenberg and Robert Stokvis. The primary function of the Compensation and Stock Option Committee is to review and approve the compensation of certain officers of the Company, and to review and approve the granting of stock options to officers and other key members of management. The Compensation and Stock Option Committee held 3 meetings during the fiscal year ended January 31, 1998.

     The Company does not have a standing nominating committee or a committee performing similar functions.

     During the fiscal year ended January 31, 1998, the Board of Directors held 7 meetings. Directors as a whole attended approximately 95% of the aggregate of all Board and Committee meetings (with respect to Committees of which they were members, excluding the Executive Committee, for which no attendance records are maintained).

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a fee of $2,000 for each Board meeting they attend and $1,000 for attendance at committee meetings which are held on a date other than that of a scheduled Board of Directors Meeting.

     Under the Company's Outside Directors' 1994 Stock Option Plan (the "Plan"), as amended, Directors who are not employees of the Company are issued an option to purchase 5,000 shares of Common Stock of the Company upon initial election to the Board of Directors. Each year thereafter, on April 26th, non-employee Directors are automatically issued an option to purchase 4,000 shares of Common Stock of the Company. The options granted under the Plan have a term of 5 years and become exercisable as to 50% of the shares on the first anniversary of the date of the grant and as to the remaining 50% on the second anniversary of the date of grant.

     Mr. Bernard Greenman, a founder and former Chairman of the Company, passed away in April, 1994. Pursuant to a consulting agreement, dated January 31, 1990, by and between the Company and Bernard Greenman, the Company is required to provide coverage or reimbursement for all medical and dental expenses, incurred by Mr. Greenman's widow, Phyllis Greenman, during her lifetime.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Stanley Greenman and Stewart Katz, for whom certain background information is set forth above under "Election of Directors," and Kenneth S. Betuker.

     Mr. Betuker, age 45, has been the Vice President, CFO and Secretary of the Company since December, 1996. For more than five years prior thereto, he was the Executive Vice President, Chief Financial and Administrative Officer and Treasurer of First National Supermarkets, Inc., (retail supermarket chain) a wholly owned subsidiary of Royal Ahold N.V.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services, in all capacities for the fiscal years ended January 31, 1998 ("fiscal 1998"), February 1, 1997 ("fiscal 1997") and February 3, 1996 ("fiscal 1996), of those persons who were, at the end of fiscal 1998, the Chief Executive Officer and the only other executive officers of the Company whose compensation for fiscal 1998 exceeded $100,000 (collectively, the "Named Officers").

                                       ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                             ----------------------------------------   ---------------------------------
                                                         OTHER ANNUAL   RESTRICTED                           ALL OTHER
    NAME AND PRINCIPAL       FISCAL                      COMPENSATION     STOCK                    LTIP     COMPENSATION
         POSITION             YEAR     SALARY    BONUS       (1)          AWARDS     OPTIONS(#)   PAYOUTS       (2)
    ------------------       ------    ------    -----   ------------   ----------   ----------   -------   ------------
Stanley Greenman...........   1998    $275,000   None         --           None        60,000      None       $549.99
Chairman of the Board,        1997    $275,000   None         --           None          None      None       $252.30
Chief Executive Officer       1996    $275,000   None         --           None          None      None       $588.14
and Treasurer
Stewart Katz...............   1998    $250,000   None         --           None        60,000      None       $596.13
President,                    1997    $250,000   None         --           None          None      None       $259.24
Chief Operating Officer       1996    $250,000   None         --           None          None      None       $571.17
and Assistant Secretary
Kenneth S. Betuker(3)......   1998    $175,000   None         --           None         5,000      None          None
Vice President -- Chief       1997    $ 23,558   None         --           None        25,000        --          None
Financial Officer and         1996          --     --         --             --            --        --            --
Secretary
William A. Johnson,           1998    $103,125   None         --             --            --        --       $ 37.50
  Jr.(4) ..................
Vice President -- Chief       1997    $150,000   None         --             --            --        --       $180.92
Financial Officer and         1996    $162,500   None         --             --            --        --       $662.30
Secretary

------------------------------------
(1) The aggregate amount of prerequisites and other personal benefits paid to each of the Named Officers for fiscal 1998 did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of fiscal 1998, 1997 and 1996 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Represents matching contributions made by the Company under the Company's 401(k) Plan.

(3) Mr. Kenneth S. Betuker has served as the Vice President, Chief Financial Officer and Secretary since December 9, 1996. His annualized salary is $175,000.

(4) Mr. William A. Johnson, Jr., resigned his position as Vice President, Chief Financial Officer and Secretary on December 31, 1996. His annualized salary was $162,500.

OPTION GRANTS TABLE FOR FISCAL 1998

     The following table sets forth information concerning stock option grants made during fiscal 1998 to the Named Officers. These grants are also reflected in the Summary Compensation Table. In accordance with SEC rules, a repricing of outstanding options is treated as a new grant. Also in accordance with the SEC rules, the hypothetical gains or "options spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company has not granted any stock appreciation rights.


                                               INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE OF
                             -----------------------------------------------------            ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                           % OF TOTAL                                             FOR OPTION TERM
                             NUMBER OF      OPTIONS                                   ---------------------------------------
                             SECURITIES    GRANTED TO                                         5%                  10%
                             UNDERLYING   EMPLOYEES IN     EXERCISE                   ------------------   ------------------
                              OPTIONS     FISCAL YEAR       PRICE       EXPIRATION    STOCK    POTENTIAL   STOCK    POTENTIAL
           NAME              GRANTED(#)     1998(1)      ($-SHARE)(2)    DATE(3)      PRICE      VALUE     PRICE      VALUE
           ----              ----------   ------------   ------------   ----------    -----    ---------   -----    ---------
Stanley Greenman...........    60,000          27%         $  3.50         7/8/02     $ 4.47    $58,200    $ 5.64   $128,400
Stewart Katz...............    60,000          27%         $  3.50         7/8/02     $ 4.47    $58,200    $ 5.64   $128,400
Kenneth S. Betuker.........     5,000         2.3%         $  3.50         7/8/02     $ 4.47    $ 4,850    $ 5.64   $ 10,700
William A. Johnson, Jr.....      None          --               --             --         --         --        --         --


------------------------------------
(1) During fiscal 1998, options to purchase a total of 222,000 shares were granted to 189 employees.

(2) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.

(3) Grants become exercisable in equal installments on the first four anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events. See "Executive Compensation -- Employment Agreements."

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUE
TABLE

     The following table provides information concerning all exercises of stock options during fiscal 1998 by the Named Officers and the fiscal year-end value of unexercised options on an aggregated basis. The Company has not granted any stock appreciation rights.


                                                           NUMBER OF SECURITIES                VALUE OF
                                                          UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                          OPTIONS AT 01/31/98(#)       OPTIONS AT 01/31/98($)(1)
                        SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
         NAME           ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           ---------------   -----------   -----------   -------------   -----------   -------------
Stanley Greenman......          None         N/A            22,500         67,500     $   0          $33,750.00
Stewart Katz..........          None         N/A            22,500         67,500     $   0          $33,750.00
Kenneth S. Betuker....          None         N/A             6,250         23,750     $   0          $ 2,812.50
William A. Johnson,
  Jr..................          None         N/A            12,500           None     $   0          $        0


------------------------------------
(1) Options are "in-the-money" if on January 31, 1998, the market price of the Common Stock ($4.0625) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on January 31, 1998 and the aggregate exercise price of such options.

EMPLOYMENT AGREEMENTS

     As of February 1, 1998, the Company entered into new employment agreements with Stanley Greenman and Stewart Katz (collectively, the "Employment Agreements").

     Each of the Employment Agreements provides for employment until January 31, 2001 and annual base salaries for Messrs. Greenman and Katz of $300,000 and $275,000 respectively, in each case subject to increases determined by the Compensation and Stock Option Committee and approved by the Board of Directors. In addition, each of the Employment Agreements, provide that in the event of a Change in Control of the Company (as defined in such agreements) which results in an actual or constructive termination of employment (as defined in such agreements), such terminated officer is entitled to receive severance pay equal to the difference between 299% of his respective average annual compensation for the prior five calendar years and the present value of all other payments received by him which would be considered as contingent on a change in control. Exercisability of certain stock options held by the Named Officers would also be accelerated by actual or constructive termination or hostile takeover events and the value of such accelerated options would be included in the aforementioned 299%.

     In addition, the Employment Agreements provide for the participation in the Company's Bonus Incentive Plan by Mr. Greenman and Mr. Katz (each an "Executive").

     The Employment Agreements also provide that each Executive will be eligible for grants of stock options to acquire shares of Common Stock of the Company pursuant to the Company's 1994 Stock Incentive Plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report was prepared by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") which is presently composed of independent Directors who are not employees of the Company. The Committee determines the compensation of the two most senior executive officers (Mr. Stanley Greenman and Mr. Stewart Katz) and approves the policies and parameters applicable to such compensation. The current members of the Committee are Robin Farkas, Joseph Madenberg and Robert Stokvis. All of the members have served on the Committee throughout fiscal 1998.

     Compensation Principles. In determining the amount and composition of executive compensation, the Committee is guided by the following fundamental objectives: 1) to ensure that salaries and benefits are at levels which enable the Company to attract and retain high-quality employees necessary to the success of the Company; 2) to provide rewards through bonus and other incentive plans which are closely linked to Company performance; and 3) to provide stock-based long term incentives that link the compensation of executives to stock appreciation. In order to implement these objectives, the Company has established both short-term and long-term components of executive compensation.

     The Salary Component. Messrs. Greenman and Katz have each entered into an employment agreement with the Company, which provides for his employment until January 31, 2001. Each of the contracts provides for a stated annual salary for the term of the agreement, subject to increases determined by the Committee and approved by the Board of Directors. See "Executive Compensation -- Employment Agreements" for a discussion of the employment agreements.

     In considering whether to recommend salary increases for each of the Named Officers, the following qualitative and quantitative factors are considered, by the Committee, in the case of Messrs. Greenman and Katz, and by management of the Company, in the case of Mr. Betuker: job level and responsibility, recent corporate performance, including results of operations; success in implementing corporate strategy and long-term goals; and development of future strategies.

     The Bonus Component. The Company adopted a Bonus Incentive Plan (the "BIP") for fiscal 1998. In the Company's home office and distribution center, certain salaried employees are entitled to benefits under the BIP. The purpose of the BIP is to provide an incentive for the Company to achieve profitability in excess of its budgeted results. In April 1998, $68,129.00 was paid to eligible participants of the BIP based upon the Company's performance for fiscal 1998.

     Stock Option Program. Stock option grants have been an integral part of the Company's long-term executive compensation strategy; they are used as a means of aligning the long-term interests of the Company's executives with those of its stockholders.

     In determining an appropriate stock option grant, the Committee considers the executive's position and responsibility, the executive's contribution toward the Company's performance and the executive's expected contribution toward meeting the Company's long-term strategic goals. Any value received by the executive from an option grant depends completely upon the increase in the price of the Company's stock. Consequently, the value of the compensation is directly aligned with increased stockholder value.

     The Company's 1994 Stock Incentive Plan (the "1994 Plan") provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock, performance shares, and, subject to stockholder approval, restricted stock units to such officers and other employees of the Company and its subsidiaries (including employees who are directors), and to such consultants to the Company as the Committee shall, in its discretion, select. See "Proposal 3" ("Description of the Proposed Amendment") for a description of the proposed amendment to the 1994 Plan. The option exercise price will be established by the Committee, provided that the option exercise price will be no less than 75% of the closing price of Common Stock on the date of grant or, in the case of incentive stock options, 100% of such closing price. Each stock option granted under the 1994 Plan will be exercisable during the period fixed by the Committee; however, options will generally not be exercisable less than one year after the date of grant and no incentive stock option may be exercised more than ten years after the date of grant. Unless the Committee expressly provides otherwise, an option will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the date of grant. Such vesting schedule may be accelerated in the event of a "Change in Control" as defined in the 1994 Plan.

     Options to purchase shares were granted to each of the Named Officers during fiscal 1998. See "Options Grants Table for Fiscal 1998."

     Chief Executive Officers' Compensation. As described above, Stanley Greenman has entered into an employment agreement with the Company that expires on January 31, 2001. Mr. Greenman's contract provides for a stated annual salary, subject to increases determined by the Committee and approved by the Board of Directors. In determining Mr. Greenman's salary for fiscal 1998, the Committee considered the qualitative and quantitative factors described above in the section entitled "The Salary Component" as well as the fact that Mr. Greenman had received only one salary increase since 1989.

Members of the Compensation and Stock Option Committee during fiscal 1998:

     ROBIN FARKAS              JOSEPH MADENBERG              ROBERT STOKVIS

PERFORMANCE GRAPH

     The line graph below compares the cumulative total stockholder return on the Company's Common Stock over a 5-year period with the return on the Nasdaq Stock Market Total Return Index ("Nasdaq Stock Market-US"), and a group of issuers in specialty retail businesses ("Peer Group")*

                                         'NOODLE                                 NASDAQ
        Measurement Period              KIDOODLE,                                 STOCK
      (Fiscal Year Covered)               INC.'            PEER GROUP         MARKET (U.S.)
Jan-93                                     100                 100                 100
Jan-94                                     158                  96                 115
Jan-95                                     103                  81                 110
Jan-96                                     205                  69                 155
Jan-97                                      72                  81                 203
Jan-98                                      90                  90                 240

------------------------------------
 * The Peer Group is comprised of the following specialty retail issuers, as adjusted for relative market capitalization: Just for Feet, Inc.; Toys R Us, Inc.; West Marine, Inc.; Mens Wearhouse, Inc.; Piercing Pagoda, Inc.; Petco Animal Supplies, Inc.; and Barnes & Noble, Inc. During fiscal 1997, the stock of Bailey Corp., a former member of the peer group, ceased to be publicly traded.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Janover, Rubinroit LLC, independent certified public accountants, has audited the Company's financial statements for the fiscal year ended January 31, 1998 and for more than five years prior thereto. The Board of Directors has appointed this firm independent accountants for the Company for the fiscal year ending January 30, 1999.

     A representative of Janover, Rubinroit LLC is expected to be present at the meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1999 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 6801 Jericho Turnpike, Suite 100, Syosset, New York 11791, not later than January 29, 1999 for inclusion in the 1999 proxy statement and form of proxy.

     Pursuant to the Company's By-Laws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed to and received by, the Company at its principal executive offices not less than 100 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the (A) the 100th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.

     A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting; (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the Stockholder proposing such business, (iii) the class and number of shares of the Company's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Company registered in such stockholder's name on such books, and the class and number of shares of the Company's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Company's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

                                 OTHER MATTERS

     Other than the matters specified above, the Company is unaware of any matter that will be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                                          On behalf of the Board of Directors,

                                          STANLEY GREENMAN
                                          Chairman of the Board

Syosset, New York
May 29, 1998

                                     PROXY

                             NOODLE KIDOODLE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JULY 7, 1998

     The undersigned stockholder of NOODLE KIDOODLE, INC. hereby appoints STANLEY GREENMAN, STEWART KATZ, and JOSEPH MADENBERG or any of them, with full power of substitution in each, attorneys and proxies for the undersigned, to vote all the shares of Common Stock of Noodle Kidoodle, Inc. which the undersigned could vote if personally present at the Annual Meeting of Stockholders thereof to be held at Chase Bank, 395 North Service Road, Melville, New York, on July 7, 1998 at 3:00 o'clock in the afternoon and at any adjournment or adjournments thereof for the purposes of (1) electing three directors; (2) approving the amendment to the Company's Certificate of Incorporation and the Amended and Restated By-Laws; (3) approving the amendment of the Company's 1994 Stock Incentive Plan; and (4) transacting such other business as may properly come before the meeting.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

1.   ELECTION OF DIRECTORS

     CLASS 1 DIRECTORS TO SERVE UNTIL 2001 ANNUAL MEETING
     Lester Greenman, Melvin C. Redman, Barry W. Ridings

2. Approval of the amendment to the Company's Certificate of Incorporation and the Amended and Restated By-Laws.

3.   Approval of the amendment of the Company's 1994 Stock Incentive Plan.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                               If not otherwise specified, this Proxy will be voted FOR the nominees as indicated, FOR approval of the amendment to the Company's Certificate of Incorporation and the Amended and Restated By-Laws, FOR approval of the amendment to the Company's 1994 Stock Incentive Plan, and with discretionary authority on such other business as may properly come before the meeting and any adjournment or adjournments thereof.


                              Dated:                          , 1998
                                    --------------------------


                                             Signature


                                             Signature

                              (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, EACH holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership name by authorized person.)

                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.